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Filed pursuant to Rule 424(b)(5)
Registration No. 333-215499

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1),(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)

2.70% Convertible Senior Notes due 2023	$345,000,000(1),(2)	100.000%	$345,000,000(1),(2)	$39,986

Common Stock, $0.01 par value	—(3)	—	—(3)	—(4)

1
Includes 2.70% Convertible Senior Notes due 2023 (the "Notes") that may be purchased by the underwriters pursuant to their option to purchase up to $45,000,000 aggregate principal amount of additional Notes, solely to cover over-allotments.

2
Calculated pursuant to Rule 456(b) and Rule 457(r) under the Securities Act, as amended (the "Securities Act").

3
Includes an indeterminate number of shares of the registrant's common stock, $0.01 par value per share ("Common Stock"), issuable upon conversion of the Notes at the initial conversion price of approximately $40.03 per share of Common Stock. Pursuant to Rule 416 under the Securities Act, such number of shares of Common Stock registered hereby shall include an indeterminate number of shares of Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

4
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of Common Stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 10, 2017)

$300,000,000

Veeco Instruments Inc.

2.70% Convertible Senior Notes due 2023

We are offering $300,000,000 aggregate principal amount of our 2.70% Convertible Senior Notes due 2023 (the "notes"). The notes will bear interest at a rate of 2.70% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2017. The notes will mature on January 15, 2023, unless earlier repurchased, redeemed or converted.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding October 15, 2022 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2017 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call any or all of the notes for redemption at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; and (4) upon the occurrence of specified corporate events. On or after October 15, 2022 until the close of business on the business day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be 24.9800 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $40.03 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events but will not be adjusted for any accrued and unpaid interest on the notes. In addition, following certain corporate events that occur prior to the maturity date, or if we deliver a notice of redemption, in certain circumstances, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be.

We may not redeem the notes prior to January 20, 2021. We may redeem for cash all or any portion of the notes, at our option, on or after January 20, 2021 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No "sinking fund" is provided for the notes.

If we undergo a fundamental change, as defined in this prospectus supplement, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated (including unsecured trade payables of our company); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "VECO." The last reported sale price of our common stock on The NASDAQ Global Select Market on January 11, 2017 was $27.80 per share.

Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-13 of this prospectus supplement and on page 3 of the accompanying prospectus for a discussion of certain risks you should consider in connection with an investment in the notes.

	Per Note	Total
Public offering price[1]	100%	$300,000,000
Underwriting discount	2.5%	$7,500,000
Proceeds, before expenses, to us	97.5%	$292,500,000

1
Plus accrued interest, if any, from January 18, 2017.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $45,000,000 aggregate principal amount of notes, solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about January 18, 2017.

Joint Book-Running Managers

Barclays	Wells Fargo Securities

January 11, 2017

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a "shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, from time to time and in one or more offerings, any of the securities described in the base prospectus. In this prospectus supplement, we provide you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying base prospectus include important information about us, our securities and other information you should know before investing in our securities.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying base prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page S-75 of this prospectus supplement and page 15 of the accompanying base prospectus.

        We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We are not, and the underwriters are not, making an offer to sell the shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We include cross-references in this prospectus supplement and the accompanying base prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

        Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to "Veeco," "we," "us," "our," or similar references are to Veeco Instruments Inc., including its consolidated subsidiaries.

        References in this prospectus supplement to "$" and "dollars" are to the currency of the United States of America.

FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. You may find these statements by looking for words such as "believe," "anticipate," "expect," "estimate," "target, "plan," "intend," "will," or other similar expressions relating to the future.

        All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in Items 1, 1A, 3, 7 and 7A in our annual report on Form 10-K for the year ended December 31, 2015, which is incorporated in this prospectus by reference, and under the heading "Risk Factors" in this prospectus supplement, as well as any modifications or revisions to risk factors contained in our subsequent filings with the SEC. See "Where You Can Find More Information" below for information about how to obtain a copy of our annual report.

S-ii

        You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

        All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights information about us and this offering. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus supplement, the accompanying prospectus, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, before deciding to invest in the notes. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See "Forward-Looking Statements." Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the "Risk Factors" and other sections included or incorporated by reference in this prospectus supplement.

Veeco Instruments Inc.

        We create process equipment that enables technologies for a cleaner, more productive and connected world. We design, develop, manufacture, market, and service thin film process equipment to meet the demands of key global trends such as improving energy efficiency, enhancing mobility, and increasing connectivity. Our equipment is used to make electronic devices which enable these trends, including light emitting diodes, micro-electromechanical systems, or MEMS, wireless devices, power electronics, hard disk drives and semiconductors.

        We develop highly differentiated, "best-in-class" equipment for critical performance steps in thin film processing. Our products provide leading technology solutions with competitive cost-of-ownership. Core competencies in advanced thin film technologies and decades of specialized process know-how help us stay at the forefront of these rapidly advancing industries.

        Our portfolio of technology solutions sell into four key market areas: Lighting, Display & Power Electronics; Advanced Packaging, MEMS & Radio Frequency; Scientific & Industrial; and Data Storage.

        Veeco was organized as a Delaware corporation in 1989. Our headquarters are located at Terminal Drive, Plainview, New York 11803, and our telephone number is (516) 677-0200. We have sales and service operations across the Asia-Pacific region, Europe and North America to address our customers' needs. Our website is www.veeco.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Recent Developments

  Preliminary Estimated and Unaudited Fourth Quarter and Year Ended December 31, 2016 Financial Results

        Our estimated and unaudited consolidated financial data presented below is preliminary and was prepared by management in good faith based upon internal reporting for the three months and year ended December 31, 2016. Although we have not identified any unusual or unique events or trends that occurred during the period which might materially affect these estimates, actual results may still be outside of the ranges provided below. Our independent registered public accounting firm, KPMG LLP, has not audited, reviewed, compiled or performed any procedures on this preliminary financial data. As a result, our full interim or audited annual financial statements prepared in accordance with GAAP for the periods shown may be different from the preliminary estimates herein. You should not place undue reliance on this preliminary and estimated information and should view this information in the context of our 2016 results when such results are disclosed in our Annual Report on Form 10-K for the year ended December 31, 2016.

        In addition to the preliminary financial information set forth below, we currently expect to record bookings of approximately $125 million for the fourth quarter. A preliminary estimate for cash, cash equivalents and short-term investments is approximately $344 million as of December 31, 2016 as compared to $337 million at the end of the third quarter of 2016. (U.S. Dollars in millions, except per share data)

	Three months ended December 31,
GAAP Results	2016 Range	2015
	(estimated and unaudited)
Revenue	$91 - $95	$106.5
Gross margin	38% - 39%	36.4%
Research and development	$17 - $18	$20.6
Selling, general, and administrative and Other	$19	$21.1
Net income (loss)	$(7) - $(5)	$(9.8)
Diluted earnings (loss) per share	$(0.18) - $(0.12)	$(0.25)

	Three months ended December 31,
Non-GAAP Results	2016 Range	2015
	(estimated and unaudited)
Revenue	$91 - $95	$106.5
Gross margin	38.5% - 39.5%	36.8%
Research and development	$17 - $18	$19.3
Selling, general, and administrative and Other	$16	$18.7
Adjusted net income (loss)	$2 - $4	$0.6
Adjusted EBITDA	$5 - $7	$4.4
Adjusted diluted earnings (loss) per share	$0.04 - $0.10	$0.01

	Year ended December 31,
GAAP Results	2016 Range	2015
	(estimated and unaudited)
Revenue	$330 - $334	$477.0
Gross margin	40%	37.2%
Research and development	$81 - $82	$78.5
Selling, general, and administrative and Other	$78	$89.5
Net income (loss)	$(124) - $(122)	$(32.0)
Diluted earnings (loss) per share	$(3.16) - $(3.10)	$(0.80)

	Year ended December 31,
Non-GAAP Results	2016 Range	2015
	(estimated and unaudited)
Revenue	$330 - $334	$477.0
Gross margin	41%	38.0%
Research and development	$78 - $79	$74.5
Selling, general, and administrative and Other	$66	$77.1
Adjusted net income (loss)	$(12) - $(10)	$22.1
Adjusted EBITDA	$3 - $5	$41.7
Adjusted diluted earnings (loss) per share	$(0.31) - $(0.25)	$0.54

        Sales by market and region:

	Year ended December 31,
	2016	2015
	(estimated and unaudited)
Market Analysis
Lighting, Display & Power Electronics	41%	61%
Advanced Packaging, MEMS & RF	21%	13%
Scientific & Industrial	22%	13%
Data Storage	16%	13%
Market Analysis
United States	26%	18%
China	26%	51%
EMEA	25%	13%
Rest of World	23%	18%

        The following tables present a reconciliation of certain non-GAAP measures, including non-GAAP net income (loss), adjusted EBITDA and adjusted earnings (loss) per share, against the corresponding GAAP measures for the three months ended December 31, 2016 (in millions, except per share amounts):

		Non-GAAP Adjustments
Preliminary results for the three months ended December 31, 2016	GAAP	Share-based Compensation	Amortization	Other	Non-GAAP
Net sales	$ 91 - $ 95				$ 91 - $95
Gross profit	34 - 37	1	—	—	35 - 38
Gross margin	38% - 39%				38.5% - 39.5%
Research and development	17 - 18	—	—	—	$ 17 - $ 18
Selling, general, and administrative and Other	19 - 19	3	—	—	$ 16 - $ 16
Net income (loss)	(7) - (5)	4	3	2	$ 2 - $ 4
Income (loss) per diluted common share	$(0.18) - $(0.12)				$ 0.04 - $0.10
Weighted average number of shares	39 39				40 40

        Details of Other Non-GAAP Adjustments

Preliminary results for the three months ended December 31, 2016
Restructuring	$2

Total Other	$2

        Note: Amounts may not calculate precisely due to rounding.

        Reconciliation of GAAP Net Income (loss) to Adjusted EBITDA

Preliminary results for the three months ended December 31, 2016
GAAP net income (loss)	$(7) - $(5)
Share-based compensation	4 - 4
Amortization	3 - 3
Restructuring	2 - 2
Interest (income) expense	0 - 0
Depreciation	2 - 2
Income tax expense (benefit) *	1 - 1

Adjusted EBITDA	$ 5 - $ 7

Note: Amounts may not calculate precisely due to rounding.

*—
The "with or without" method is utilized to determine the income tax effect of all non-GAAP adjustments.

        The following tables present a reconciliation of certain non-GAAP measures, including non-GAAP net income (loss), adjusted EBITDA and adjusted earnings (loss) per share, against the corresponding GAAP measures for the year ended December 31, 2016 (in millions, except per share amounts):

		Non-GAAP Adjustments
Preliminary results for the year ended December 31, 2016	GAAP	Share-based Compensation	Amortization	Other	Non-GAAP
Net sales	$330 - $334				$330 - $334
Gross profit	131 - 134	2	—	1	134 - 137
Gross margin	40% - 40%				41% - 41%
Research and development	81 - 82	3	—	—	$ 78 - $ 79
Selling, general, and administrative and Other	78 - 78	11	—	1	$ 66 - $ 66
Net income (loss)	(124) - (122)	16	19	77	$(12) - $(10)
Income (loss) per diluted common share	$(3.16) - $(3.10)				$(0.31) - $(0.25)
Weighted average number of shares	39 39				39 39

        Details of Other Non-GAAP Adjustments

Preliminary results for the year ended December 31, 2016
Asset impairment	$69
Accelerated depreciation	1
Restructuring	6
Pension termination	1

Total Other	$77

  Note: Amounts may not calculate precisely due to rounding.

        Reconciliation of GAAP Net-Income (loss) to Adjusted EBITDA

Preliminary results for the year ended December 31, 2016
GAAP net income (loss)	$(124) - $(122)
Share-based compensation	16 - 16
Amortization	19 - 19
Asset impairment	69 - 69
Accelerated depreciation	1 - 1
Restructuring	6 - 6
Pension termination	1 - 1
Interest income	(1) - (1)
Depreciation	12 - 12
Income tax expense (benefit)*	4 - 4

Adjusted EBITDA	$ 3 - $ 5

  Note: Amounts may not calculate precisely due to rounding.

*—
The "with or without" method is utilized to determine the income tax effect of all non-GAAP adjustments.

        The following tables present a reconciliation of certain non-GAAP measures, including non-GAAP net income (loss), adjusted EBITDA and adjusted earnings (loss) per share, against the corresponding GAAP measures for the three months ended December 31, 2015 (in thousands, except per share amounts):

		Non-GAAP Adjustments
Three months ended December 31, 2015	GAAP	Share-based Compensation	Amortization	Other	Non-GAAP
Net sales	$106,543				$106,543
Gross profit	38,786	393			39,179
Gross margin	36.4%				36.8%
Research and development	20,639	(1,292)			19,347
Selling, general, and administrative and Other	21,134	(2,277)		(188)	18,669
Net income (loss)	(9,788)	3,962	5,802	598	574
Income (loss) per common share:
Basic	$(0.25)				$0.01
Diluted	(0.25)				0.01
Weighted average number of shares:
Basic	39,794				40,644
Diluted	39,794				40,731

        Details of Other Non-GAAP Adjustments

Three months ended December 31, 2015
Restructuring	1,170
Acquisition related	188
One-time legal settlement	—
Non-GAAP tax adjustment*	(760)

Total Other	598

*—
The "with or without" method is utilized to determine the income tax effect of all non-GAAP adjustments.

        Reconciliation of GAAP Net Income (loss) to Adjusted EBITDA

Three months ended December 31,
2015
GAAP net income (loss)	$(9,788)
Share-based compensation	3,962
Amortization	5,802
Restructuring	1,170
Acquisition related	188
Interest income	(145)
Depreciation	3,282
Income tax expense (benefit)	(26)

Adjusted EBITDA	$4,445

        The following tables present a reconciliation of certain non-GAAP measures, including non-GAAP net income (loss), adjusted EBITDA and adjusted earnings (loss) per share, against the corresponding GAAP measures for the year ended December 31, 2015 (in thousands, except per share amounts):

		Non-GAAP Adjustments
For the year ended December 31, 2015	GAAP	Share-based Compensation	Amortization	Other	Non-GAAP
Net sales	$477,038				$477,038
Gross profit	177,241	2,495		1,311	181,047
Gross margin	37.2%				38.0%
Research and development	78,543	(4,031)			74,512
Selling, general, and administrative and Other	89,491	(11,474)		(958)	77,059
Net income (loss)	(31,978)	18,000	27,634	8,408	22,064
Income (loss) per common share:
Basic	$(0.80)				$0.54
Diluted	(0.80)				0.54
Weighted average number of shares:
Basic	39,742				40,759
Diluted	39,742				40,905

        Details of Other Non-GAAP Adjustments

For the year ended December 31, 2015
Restructuring	4,679
Acquisition related—PSP inventory fair value step-up	1,311
Acquisition related	563
Asset impairment	126
One-time legal settlement	395
Non-GAAP tax adjustment *	1,334

Total Other	8,408
*—
The "with or without" method is utilized to determine the income tax effect of all non-GAAP adjustments.

        Reconciliation of GAAP Net Income (loss) to Adjusted EBITDA

For the year ended December 31,
2015
GAAP net income (loss)	$(31,978)
Share-based compensation	18,000
Amortization	27,634
Asset impairment	126
Restructuring	4,679
Acquisition related—PSP inventory fair value step-up	1,311
Acquisition related	563
One-time legal settlement	395
Interest income	(586)
Depreciation	12,216
Income tax expense (benefit)	9,332

Adjusted EBITDA	$41,692

        The tables presented above include financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and incremental transaction-related compensation.

        These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors' operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including adjusted EBITDA, which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

 THE OFFERING

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Debt Securities" section of the accompanying prospectus, as supplemented by the "Description of Notes" section of this prospectus supplement, contains a more detailed description of the terms and conditions of the notes. As used in this section, "we," "our" and "us" refer to Veeco Instruments Inc. and not to its consolidated subsidiaries.

Issuer	Veeco Instruments Inc., a Delaware corporation.
Securities	$300,000,000 aggregate principal amount of 2.70% Convertible Senior Notes due 2023 (plus up to an additional $45,000,000 aggregate principal amount to cover over-allotments, if any).
Maturity	January 15, 2023, unless earlier repurchased, redeemed or converted.
Interest
2.70% per year. Interest will accrue from January 18, 2017 and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2017. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes—Events of Default."
Conversion rights
Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding October 15, 2022 only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2017 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

• if we call any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or
• upon the occurrence of specified corporate events described under "Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events."

On or after October 15, 2022 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially 24.9800 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $40.03 per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See "Description of Notes—Conversion Rights—Settlement upon Conversion."

In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will increase, in certain circumstances, the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be, as described under "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption."

You will not receive any additional cash payment or additional shares of our common stock representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

Redemption at our option	We may not redeem the notes prior to January 20, 2021. We may redeem for cash all or any portion of the notes, at our option, on or after January 20, 2021 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
No "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

We will give notice of any redemption not less than 75 nor more than 90 calendar days before the redemption date by mail or electronic delivery to the trustee, the paying agent and each holder of notes. See "Description of Notes—Optional Redemption On or After January 20, 2021."
Fundamental change
If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), subject to certain conditions, holders may require us to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes."
Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
• equal in right of payment to any of our unsecured indebtedness that is not so subordinated (including unsecured trade payables of our company);
• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

• structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of September 30, 2016, our total consolidated indebtedness was approximately $28.8 million, none of which was senior indebtedness. As of September 30, 2016, our subsidiaries had approximately $1.3 million of secured indebtedness and approximately $26.3 million of unsecured indebtedness (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated.
The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.
Use of proceeds
We estimate that the proceeds from this offering will be approximately $291.5 million (or $335.4 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses payable by us.
We intend to use the net proceeds from this offering to fund potential acquisitions, to repurchase shares and for other general corporate purposes.
Book-entry form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a public market for the notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
U.S. federal income tax consequences
For a discussion of the material U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock into which the notes may be converted, see "Material U.S. Federal Income Tax Considerations."

NASDAQ Global Select Market symbol for our common stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "VECO."
Trustee, paying agent and conversion agent	U.S. Bank National Association

RISK FACTORS

        An investment in the notes involves significant risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2015 under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other filings we may make from time to time with the SEC. The occurrence of any of these risks could have a material adverse effect on our business, financial condition, cash flow and operating results, which could cause the trading price of the notes and our common stock to decline significantly and result in the loss of part or all of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem to be immaterial, could also have a material adverse effect on our business, financial condition, cash flow and operating results.

Risks Related to this Offering, the Notes and our Common Stock

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

        The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated (including unsecured trade payables of our company); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

The notes are our obligations only and a substantial portion of our operations is conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

        The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our existing and future debt may require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

        Our ability to repay the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes.

Recent and future regulatory actions and other events regarding short selling activity may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

We may incur substantially more debt or take other actions which would intensify the risks discussed above.

        We and our subsidiaries may incur substantial additional debt in the future, subject to the restrictions contained in future debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing future debt, recapitalizing debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to settle for cash conversions of the notes or to repurchase the notes for cash upon the occurrence of a fundamental change, and any future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

        Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change (as defined under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes") at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date, as described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes." In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under "Description of Notes—Conversion Rights—Settlement upon Conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our indebtedness that exist at the time of the repurchase. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture governing the notes or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

Redemption may adversely affect your return on the notes.

        We may not redeem the notes prior to January 20, 2021. We may redeem for cash all or any portion of the notes, at our option, on or after January 20, 2021 if the last reported price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. See "Description of Notes—Optional Redemption On or After January 20, 2021."

The conditional conversion feature of the notes, if triggered, may materially and adversely affect our financial condition and operating results.

        In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of Notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

        Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of certain convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our financial results, the trading price of our common stock and the trading price of the notes.

        In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share could be adversely affected.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

        In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. We cannot predict the size of future common stock issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to our common stock to the extent we settle our conversion obligation, in whole or in part, with shares of our common stock.

        Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the applicable conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

        Prior to the close of business on the business day immediately preceding October 15, 2022, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 40 trading day observation period. As described under "Description of Notes—Conversion Rights—Settlement upon Conversion," this period would be (i) subject to clause (ii), if the relevant conversion date occurs prior to October 15, 2022, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under "Description of Notes—Optional Redemption On or After January 20, 2021" and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding such redemption date; and (iii) subject to clause (ii), if the relevant conversion date occurs on or after October 15, 2022, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

        If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

        The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes," "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption" and "Description of Notes—Consolidation, Merger and Sale of Assets."

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or redemption may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a make-whole fundamental change or redemption occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or redemption, as applicable. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the date of the redemption notice, as the case may be, and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption." The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or redemption, as applicable, may not adequately compensate you for any lost value of your notes as a result of such transaction or in connection with the relevant redemption, as applicable. In addition, if the price paid (or deemed paid) per share of our common stock in the transaction or in connection with the relevant redemption, as applicable, is greater than $230.00 per share or less than $27.80 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 35.9712 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "Description of Notes—Conversion Rights—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Upon any redemption of the notes on or after January 20, 2021 or any conversion of the notes in connection with a redemption notice, the cash comprising the redemption price, in the case of a redemption, or the applicable conversion rate, in the case of a conversion in connection with a redemption notice, as applicable, may not fully compensate you for future interest payments or lost time value of your notes.

        On or after January 20, 2021, we may redeem for cash all or any portion of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we call any or all of the notes for redemption, you may convert your notes at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date. Upon such redemption or conversion, the cash comprising the redemption price, in the case of a redemption, or the applicable conversion rate, in the case of a conversion in connection with a redemption notice, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or any other lost time value of your notes. See "Description of Notes—Optional Redemption On or After January 20, 2021."

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes—Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

        Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

        We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. Further, if a make-whole fundamental change or redemption, as the case may be, occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change or redemption. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. Federal Income Tax Considerations." If you are a

non-U.S. holder (as defined in "Material U.S. Federal Income Tax Considerations"), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See "Material U.S. Federal Income Tax Considerations."

The U.S. federal income tax consequences of conversion of notes into a combination of cash and shares of our common stock at our election are uncertain.

        The U.S. federal income tax consequences of the conversion of the notes into a combination of cash and shares of our common stock are uncertain. U.S. holders are urged to consult your own tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes. See "Material U.S. Federal Income Tax Considerations."

The volatility in the trading price of our common stock may adversely affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and could adversely impact the trading price of the notes.

        The stock market in general and the market for technology stocks in particular has experienced volatility. If these industry-based market fluctuations continue, the trading price of our common stock could decline significantly independent of the overall market, and stockholders could lose all or a substantial part of their investment. The market price of our common stock could fluctuate significantly in response to several factors, including, among others:

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  difficult macroeconomic conditions, unfavorable geopolitical events, and general stock market uncertainties, such as those occasioned by a global liquidity crisis and a failure of large financial institutions;

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  receipt of large orders or cancellations of orders for our products;

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  issues associated with the performance and reliability of our products;

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  actual or anticipated variations in our results of operations;

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  announcements of financial developments or technological innovations;

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  our failure to meet the performance estimates of investment research analysts;

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  changes in recommendations and/or financial estimates by investment research analysts;

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  strategic transactions, such as acquisitions, divestitures, or spin-offs; and

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  the occurrence of major catastrophic events.

        Significant price and value fluctuations have occurred with respect to our common stock, and the price of our common stock is likely to be volatile in the future. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any. Further, a decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, adversely affect the trading price of the notes.

We will have broad discretion over the use of proceeds from this offering and you will not have an opportunity to evaluate such use before purchasing the notes.

        We intend to use the net proceeds from this offering to fund potential acquisitions, to repurchase shares and for other general corporate purposes. Although we are currently assessing, bidding on, or are in discussions with respect to, one or more potential acquisitions of companies in our industry with technologies that complement our business that, should we be successful in their pursuit, could require the use of all or a portion of the net proceeds of this offering, as of the date of this prospectus supplement, we do not have any agreements, arrangements or commitments with respect to any potential acquisition and no potential acquisitions are probable under Rule 3-05(a) of Regulation S-X. Even if we determine to use some or all of the net proceeds of this offering to fund one or more acquisitions, we can provide no assurances that we will identify and consummate acquisitions on attractive terms or at all. We will have broad discretion over the use of proceeds and, if we do not use all or a portion of the net proceeds from this offering to complete one or more acquisitions, we may use the net proceeds from this offering either to repurchase shares of our common stock or for general corporate purposes. As a result, you will not have the opportunity to evaluate such uses of proceeds before purchasing the notes. See "Use of Proceeds."

Potential changes in trade relations arising from policy initiatives implemented by the incoming administration of President-elect Donald Trump could have a material adverse effect on our business, cash flow operating results and the trading price of our common stock, which could have an adverse effect on the trading price of the notes.

        For the nine months ended September 30, 2016 and the year ended December 31, 2015, we generated approximately 23% and 50.8%, respectively, of our total revenues from China. The election of Donald Trump as the next President of the United States has created uncertainty with respect to trade relations between the United States and many of its trade partners. During President-elect Trump's election campaign, Mr. Trump was critical of existing and proposed trade agreements and indicated a willingness to significantly reduce trade with China and/or impose higher tariffs on products imported from China. In addition, relations with China could be impaired significantly if the incoming administration of President-elect Trump reverses the long-standing position that Taiwan is part of "one China." If tariffs or other restrictions are imposed on products imported from China, or relations with China otherwise deteriorate, China could retaliate by imposing similar tariffs or restrictions on products imported into China and it could cause negative sentiments toward the United States by our customers in China, either of which could result in the loss of customers and revenue in China. If our revenues generated from customers in China decline significantly, it could have a material adverse effect on our business, cash flow operating results and the trading price of our common stock, which could have an adverse effect on the trading price of the notes.

We have adopted certain measures that may have anti-takeover effects which may make an acquisition of us by another company more difficult, which could reduce the market price of our common stock and the value of your notes.

        We have adopted, and may in the future adopt, certain measures that may have the effect of delaying, deferring, or preventing a takeover or other change in control of us, any of which a holder of our common stock might not consider to be in the holder's best interest. These measures include:

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  "blank check" preferred stock;

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  a classified board of directors; and

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  certain other certificate of incorporation and bylaws provisions.

        Our board of directors has the authority to issue up to 500,000 shares of preferred stock and to fix the rights (including voting rights), preferences, and privileges of these shares ("blank check" preferred stock). Such preferred stock may have rights, including economic rights, senior to our common stock. As a result, the issuance of preferred stock could have a material adverse effect on the price of our common stock and could make it more difficult for a third party to acquire a majority of our outstanding common stock. Our board of directors is divided into three classes with each class serving a staggered three-year term. The existence of a classified board makes it more difficult for our stockholders to change the composition (and therefore the policies) of our board of directors in a relatively short period of time. We have adopted certain certificate of incorporation and bylaws provisions which have anti-takeover effects. These include: (a) requiring certain actions to be taken at a meeting of stockholders rather than by written consent, (b) limiting the maximum number of directors, and (c) providing that directors may be removed only for "cause."

        In addition, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware ("Section 203"), which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

        The operation of Section 203 and the measures described above may have the effect of delaying, deferring, or preventing a takeover or other change in control of us that a holder of our common stock might consider to be in the holder's best interest, which, under certain circumstances, could reduce the market price of our common stock and the value of your notes. Further, despite the operation of Section 203 and the measures described above, an activist stockholder could undertake action to implement governance, strategic, or other changes to us which a holder of our common stock might not consider to be in the holder's best interest. Such activities could interfere with our ability to execute our strategic plans, be costly and time consuming, disrupt our operations, and divert the attention of management and our employees, any of which could reduce the market price of our common stock and the value of your notes.

Our issuance of preferred stock could adversely affect holders of common stock.

        Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of common stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. Therefore, if you receive common stock upon conversion of the notes and we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, your rights as a holder of our common stock or the price of our common stock could be adversely affected.

We do not currently intend to pay dividends on our common stock, and, consequently, our stockholders' ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

        We do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, if you receive common stock upon conversion of the notes, you are not likely to receive any dividends on our common stock for the foreseeable future. Since we do not intend to pay dividends, our stockholders' ability to receive a return on their investment will depend on any future appreciation in the market value of our common stock. There is no guarantee that our common stock will appreciate or even maintain the price at which our stockholders have purchased it.

If securities or industry analysts issue an adverse or misleading opinion regarding our stock, our stock price and trading volume and the value of your notes could decline.

        The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issues an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price and the value of your notes would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume and the value of your notes to decline.

USE OF PROCEEDS

        We estimate that the proceeds from this offering will be approximately $291.5 million (or $335.4 million if the underwriters exercise their option to purchase additional notes in full), after deducting fees and estimated expenses payable by us.

        We intend to use the net proceeds from this offering to fund potential acquisitions, to repurchase shares and for other general corporate purposes.

        For additional information regarding our use of the proceeds from this offering and risks associated with acquisition activity, please see "Risk Factors—Risks Related to this Offering, the Notes and Our Common Stock—We will have broad discretion over the use of proceeds from this offering and you will not have an opportunity to evaluate such use before purchasing the notes" in this prospectus supplement and "Key Risk Factors that May Impact Future Results—Our acquisition strategy subjects us to risks associated with evaluating and pursuing these opportunities and integrating these businesses" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our consolidated capitalization as of September 30, 2016 on:

  •
  an actual basis; and

  •
  an as-adjusted basis to reflect the issuance and sale of $300 million aggregate principal amount of notes in this offering (assuming no exercise of the underwriters' over-allotment option) and the receipt of approximately $291.5 million of net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming that the net proceeds are initially held as cash and cash equivalents pending their use as described under "Use of Proceeds").

        The information presented in the table below should be read in conjunction with "Use of Proceeds" included elsewhere in this prospectus supplement as well as our consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

	As of September 30, 2016
	Actual	As adjusted
	(Unaudited, in thousands, except share data)
Cash and cash equivalents	$274,018	$565,518
Short-term investments	$62,835	$62,835

Long-term debt, excluding current portion	$920	$920

2.70% Convertible Senior Notes due 2023 offered hereby[1]	—	300,000

Total long-term debt	$920	$300,920

Stockholders' Equity:
Preferred stock; 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.01 par value; 120,000,000 shares authorized; 40,837,811 shares issued and 40,596,820 shares outstanding, actual and as adjusted[2]	$408	$408
Additional paid-in capital	761,975	761,975
Accumulated deficit	(163,585)	(163,585)
Accumulated other comprehensive income	2,266	2,266
Treasury stock; at cost; 240,991 shares, actual and as adjusted	(4,326)	(4,326)

Total Stockholders' Equity	$596,738	$596,738

Total Capitalization	$597,658	$897,658

1
In accordance with Accounting Standards Codification 470-20 Debt with Conversion and Other Options, which we refer to as ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount ($300 million for the notes offered hereby) over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes and does not reflect the debt discount that we will be required to recognize in our consolidated balance sheet.

2
The number of shares of common stock that will be outstanding after this offering excludes the shares of common stock to be reserved for issuance upon conversion of the notes.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock is traded on The NASDAQ Global Select Market and is quoted under the symbol "VECO." The following table sets forth, for the fiscal quarters indicated, the high and low closing prices of our common stock on The NASDAQ Global Select Market.

	High	Low
2017
First quarter (through January 11, 2017)	$29.85	$27.80
2016
Fourth quarter	$29.95	$19.75
Third quarter	20.98	15.91
Second quarter	19.72	15.79
First quarter	20.64	16.89
2015
Fourth quarter	$21.83	$18.02
Third quarter	28.88	20.41
Second quarter	31.89	28.25
First quarter	35.12	29.12

        The last reported sale price of our common stock on The NASDAQ Global Select Market on January 11, 2017 was $27.80 per share. As of January 11, 2017, there were approximately 84 holders of record of our common stock.

 DIVIDEND POLICY

        We have not paid dividends on our common stock. We intend to retain future earnings for the development of our business and, therefore, do not anticipate that the board of directors will declare or pay any dividends on the common stock in the foreseeable future. The board of directors will determine future dividend policy, in its sole discretion, based on our consolidated results of operations, financial condition, capital requirements and other circumstances.

DESCRIPTION OF NOTES

        We will issue the notes under a base indenture between us and U.S. Bank National Association, as trustee (the "trustee"), as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture (the "base indenture"), as supplemented by the supplemental indenture (the "supplemental indenture"), collectively as the "indenture." This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        You may request a copy of the indenture from us as described under "Where You Can Find More Information."

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, set forth fully the terms of the notes and define your rights as a holder of the notes.

        For purposes of this description, references to "we," "our" and "us" refer only to Veeco Instruments Inc. and not to its subsidiaries.

General

        The notes will:

  •
  be our general unsecured, senior obligations;

  •
  initially be limited to an aggregate principal amount of $300,000,000 (or $345,000,000 if the underwriters' over-allotment option is exercised in full);

  •
  bear cash interest from January 18, 2017 at an annual rate of 2.70% payable on January 15 and July 15 of each year, beginning on July 15, 2017;

  •
  be subject to redemption at our option, in whole or in part, on or after January 20, 2021 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

  •
  be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

  •
  mature on January 15, 2023 (the "maturity date"), unless earlier converted, redeemed or repurchased;

  •
  be issued in minimum denominations of $1,000 and multiples of $1,000; and

  •
  be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "Book-entry, Settlement and Clearance."

        Subject to satisfaction of certain conditions and during the periods described below under "—Conversion Rights," the notes may be converted at an initial conversion rate of 24.9800 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $40.03 per share of common stock). The conversion rate is subject to adjustment if certain events occur as described under "—Conversion Rights—Conversion Rate Adjustments."

        We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "—Conversion Rights—Settlement upon Conversion." You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date (as defined below) except under the limited circumstances described below under "—Conversion Rights—General."

        The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repaying, prepaying or repurchasing our other securities and indebtedness. Other than restrictions described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "—Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption," the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

        We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional notes and any changes necessary to ensure compliance with the Securities Act of 1933, as amended (or other applicable securities laws)) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

        We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

        Except to the extent the context otherwise requires, we use the term "notes" in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term "common stock" in this prospectus supplement to refer to our common stock, par value $0.01 per share. References in this prospectus supplement to a "holder" or "holders" of notes that are held through The Depository Trust Company ("DTC") are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the "close of business" refer to 5:00 p.m., New York City time, and to the "open of business" refer to 9:00 a.m., New York City time.

Purchase and Cancellation

        We will cause all notes surrendered for payment, repurchase (including as described immediately below and in "—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or affiliates or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

        We will pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

        We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

        A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase.

        The registered holder of a note will be treated as its owner for all purposes.

Interest

        The notes will bear cash interest at a rate of 2.70% per year until maturity. Interest on the notes will accrue from January 18, 2017 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on January 15 and July 15 of each year (each, an "interest payment date"), beginning on July 15, 2017.

        Interest will be paid to the person in whose name a note is registered at the close of business on January 1 or July 1, as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

        If any interest payment date, the maturity date, any redemption date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of Default."

Ranking

        The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our unsecured indebtedness that are not so subordinated (including unsecured trade payables of our company). The notes will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured indebtedness will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

        As of September 30, 2016, our total consolidated indebtedness was approximately $28.8 million, none of which was senior indebtedness. As of September 30, 2016, our subsidiaries had approximately $1.3 million of secured indebtedness and approximately $26.3 million of unsecured indebtedness (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated.

        The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See "Risk Factors—Risks Related to this Offering, the Notes and our Common Stock—We may not have the ability to raise the funds necessary to settle for cash conversions of the notes or to repurchase the notes for cash upon a fundamental change, and any future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes."

Optional Redemption On or After January 20, 2021

        No "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to January 20, 2021, the notes will not be redeemable. On or after January 20, 2021, we may redeem for cash all or any portion of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 75 nor more than 90 calendar days' notice before the redemption date to the trustee, the paying agent and each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day, and we may not specify a redemption date that falls on or after the 42nd scheduled trading day immediately preceding the maturity date.

        If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) by lot, on a pro rata basis or by another method the trustee considers to be fair and appropriate.

        If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

        In the event of any redemption in part, we will not be required to register the transfer of or exchange for other notes any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

        No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion Rights

General

        Prior to the close of business on the business day immediately preceding October 15, 2022, the holders may convert all or any portion of their notes at the conversion rate only upon satisfaction of one or more of the conditions described under the headings "—Conversion upon Satisfaction of Sale Price Condition," "—Conversion upon Satisfaction of Trading Price Condition," "—Conversion upon Notice of Redemption" and "—Conversion upon Specified Corporate Events." On or after October 15, 2022 until the close of business on the business day immediately preceding the maturity date, the holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

        The conversion rate (the "conversion rate") will initially be 24.9800 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $40.03 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement upon Conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under "—Settlement upon Conversion"). The trustee will initially act as the conversion agent.

        A holder may convert fewer than all of such holder's notes so long as the notes converted are a multiple of $1,000 principal amount.

        If we call notes for redemption, a holder of notes may convert all or any portion of its notes only until the close of business on the scheduled trading day immediately preceding the redemption date, unless we fail to pay the redemption price (in which case a holder of notes may convert such notes until the business day immediately preceding the date on which the redemption price has been paid or duly provided for).

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under "—Settlement upon Conversion." Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

        As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

        Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date will be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

  •
  for conversions following the regular record date immediately preceding the maturity date;

  •
  if we have specified a redemption date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date;

  •
  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

  •
  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

        Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date in cash regardless of whether their notes have been converted following such regular record date.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        Holders may surrender their notes for conversion under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

        Prior to the close of business on the business day immediately preceding October 15, 2022, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2017 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days

(whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day (the "sale price condition"). If the sale price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        "Trading day" means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if our common stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, "trading day" means a "business day."

Conversion upon Satisfaction of Trading Price Condition

        Prior to the close of business on the business day immediately preceding October 15, 2022, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day (the "trading price condition").

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

        The bid solicitation agent shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At the time of such a request, we shall instruct the bid solicitation agent to determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

        The trustee will initially act as the bid solicitation agent.

Conversion upon Notice of Redemption

        If we call any or all of the notes for redemption, holders may convert all or any portion of their notes at any time prior to the close of business on the scheduled trading day prior to the redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes until the business day immediately preceding the date on which the redemption price has been paid or duly provided for.

Conversion upon Specified Corporate Events

  Certain Distributions

        If, prior to the close of business on the business day immediately preceding October 15, 2022, we elect to:

  •
  issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

  •
  distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we will notify the holders of the notes and the trustee at least 50 scheduled trading days prior to the ex-dividend date of such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, in each case, even if the notes are not otherwise convertible at such time.

  Certain Corporate Events

        If a transaction or event that constitutes a "fundamental change" (as defined under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes") or a "make-whole fundamental change" (as defined under "—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption") occurs prior to the close of business on the business day immediately preceding October 15, 2022, regardless of whether a holder has the right to require us to repurchase the notes as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes," or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets (other than with one of our wholly owned subsidiaries, unless such transaction also constitutes a fundamental change or a make-whole fundamental change) that occurs prior to the close of business on the business day immediately preceding October 15, 2022, in each case, pursuant to which our common stock would be converted into cash, securities or other assets, all or any portion of a holder's notes may be surrendered for conversion at any time from or after the effective date of the transaction until 35 trading days after the effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) as promptly as practicable following the date we publicly announce such transaction, but in no event later than the effective date of such transaction.

Conversions On or After October 15, 2022

        On or after October 15, 2022, a holder may convert all or any portion of its notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents; and

  •
  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        In either case, if a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

        We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

        If a holder has already delivered a repurchase notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

        Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

        All conversions for which the relevant conversion date occurs on or after October 15, 2022, and all conversions for which the relevant conversion date occurs after our issuance of a notice of redemption and prior to the related redemption date will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption, but prior to the related redemption date, and any conversions for which the relevant conversion date occurs on or after October 15, 2022, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

        If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) after the date of issuance of a notice of redemption as described under "—Optional Redemption On or After January 20, 2021" and prior to the related redemption date, in such notice of redemption or (ii) on or after October 15, 2022, no later than October 15, 2022). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.

        Settlement amounts will be computed as follows:

  •
  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

  •
  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

  •
  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related observation period.

        The "daily settlement amount," for each of the 40 consecutive trading days during the observation period, shall consist of:

  •
  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 40 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

  •
  if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

        The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 2.5% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

        The "daily VWAP" means, for each of the 40 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "VECO <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        The "observation period" with respect to any note surrendered for conversion means:

  •
  subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to October 15, 2022, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

  •
  if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under "—Optional Redemption On or After January 20, 2021" and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding such redemption date; and

  •
  subject to the immediately preceding bullet, if the relevant conversion date occurs on or after October 15, 2022, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day."

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

        For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

        Except as described under "—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption" and "—Recapitalizations, Reclassifications and Changes of Our Common Stock," we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

        We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on such conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

        (1)   If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and
OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (2)   If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X

OS0 + Y

where,
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

        For the purpose of this clause (2) and for the purpose of the first bullet point under "—Conversion upon Specified Corporate Events—Certain Distributions," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions or issuances as to which an adjustment was effected (or will be so effected in accordance with the 1% provision (as defined below)) pursuant to clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

  •
  spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0

SP0 – FMV

where,
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =
the fair market value (as determined by us in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

        Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0

MP0

where,
CR0 =	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1 =	the conversion rate in effect immediately after the end of the valuation period;
FMV0 =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "—Conversion upon Satisfaction of Sale Price Condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and
MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

        The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to "10" or "10th" in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

        (4)   If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0

SP0 – C

where,
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

        Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

        (5)   If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)

OS0 × SP1

where,
CR0 =
the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1 =
the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC =	the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares purchased in such tender or exchange offer;
OS0 =
the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 =
the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

        The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to "10" or "10th" in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Certain U.S. Federal Income Tax Considerations."

        To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  upon the repurchase of any shares of our common stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange described in clause (5) above;

  •
  solely for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest, if any.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

        If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) the conversion date of (in the case of physical settlement of the relevant conversion), or each trading day of the applicable observation period for (in the case of combination settlement or cash settlement of the relevant conversion), any note; (iii) the date a fundamental change or make-whole fundamental change occurs; and (iv) October 15, 2022. The provisions described in the preceding sentence are referred to herein as the "1% provision."

Recapitalizations, Reclassifications and Changes of Our Common Stock

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

  •
  any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "—Settlement upon Conversion" and (ii) (x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under "—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as reasonably practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

        The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under "—Conversion Rate Adjustments" above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" below, as the board of directors reasonably considers necessary by reason of the foregoing.

Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining "stock price" for purposes of a make-whole fundamental change or redemption), we will make appropriate adjustments in our good faith judgment to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption

        If (i) the "effective date" (as defined below) of a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the notes or (ii) we give a notice of redemption with respect to any or all of the notes as provided for under "—Optional Redemption On or After January 20, 2021" and, in each case, a holder elects to convert its notes in connection with such make-whole fundamental change or redemption notice, as applicable, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below.

        A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the "make-whole fundamental change period"). A conversion of notes will be deemed for these purposes to be "in connection with" a redemption notice if the notice of conversion of the notes is received by the conversion agent from, and including, the date of the redemption notice until the close of business on the business day immediately preceding the redemption date.

        Upon surrender of notes for conversion in connection with a make-whole fundamental change or redemption, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "—Conversion Rights—Settlement upon Conversion." However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change no later than five business days after such effective date.

        The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, or the date of the redemption notice, as the case may be (in each case, the "effective date") and the price paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or with respect to the redemption, as the case may be (the "stock price"). If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the date of the redemption notice, as the case may be.

        The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$27.80	$30.00	$40.03	$52.04	$60.00	$80.00	$105.00	$130.00	$155.00	$180.00	$205.00	$230.00
January 18, 2017	10.9912	9.5897	5.5421	3.2343	2.3709	1.2013	0.5715	0.2804	0.1311	0.0516	0.0106	0.0000
January 15, 2018	10.9912	9.3492	5.2278	2.9456	2.1160	1.0278	0.4682	0.2193	0.0955	0.0318	0.0016	0.0000
January 15, 2019	10.9912	9.1378	4.8842	2.6183	1.8274	0.8372	0.3605	0.1591	0.0627	0.0152	0.0000	0.0000
January 15, 2020	10.9912	8.9026	4.4525	2.2087	1.4731	0.6179	0.2469	0.1007	0.0335	0.0025	0.0000	0.0000
January 15, 2021	10.9912	8.6028	3.8503	1.6562	1.0142	0.3655	0.1336	0.0500	0.0115	0.0000	0.0000	0.0000
January 15, 2022	10.9912	8.3533	2.8921	0.8470	0.4026	0.1020	0.0385	0.0135	0.0000	0.0000	0.0000	0.0000
January 15, 2023	10.9912	8.3533	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact stock price and effective date may not be set forth in the table above, in which case

  •
  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

  •
  If the stock price is greater than $230.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

  •
  If the stock price is less than $27.80 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 35.9712 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

        If a "fundamental change" (as defined below in this section) occurs at any time, the holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000. The date of such repurchase (the "fundamental change repurchase date") will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. The fundamental change repurchase date shall be subject to postponement in order to allow us to comply with applicable law as a result of changes to such applicable law occurring after the date of the indenture.

        The price for such repurchase (the "fundamental change repurchase price") we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

  (1)
  a "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

  (3)
  our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

  (4)
  our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market and The NASDAQ Global Market (or any of their respective successors).

        A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights (subject to the provisions set forth above under "—Conversion Rights—Settlement upon Conversion").

        If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of "fundamental change" above shall instead be references to such other entity.

        On or before the 20th calendar day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right (a "fundamental change notice"). Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the effective date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  if applicable, the conversion rate and any adjustments to the conversion rate;

  •
  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture, and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture.

        To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

        Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

        We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

        In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" to be exercised in the time and in the manner specified in the indenture.

        No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

        The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to this Offering, Notes and our Common Stock—We may not have the ability to raise the funds necessary to settle for cash conversions of the notes or to repurchase the notes for cash upon a fundamental change, and any future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

        The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

        Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

        This "—Consolidation, Merger and Sale of Assets" section replaces the section of the accompanying prospectus under the heading "Description of Debt Securities—Consolidation, Merger and Sale of Assets" in its entirety.

Events of Default

        Each of the following is an event of default with respect to the notes:

  (1)
  default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

  (2)
  default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

  (3)
  our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and such failure continues for five business days;

  (4)
  our failure to give a fundamental change notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes," a notice of a make-whole fundamental change as described under "—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption" or notice of a specified corporate transaction as described under "—Conversion Rights—Conversion upon Specified Corporate Events," in each case when due, and, except in the case of the notice described under "—Conversion Rights—Conversion upon Specified Corporate Events—Certain Distributions," such failure continues for five business days;

  (5)
  our failure to comply with our obligations under "—Consolidation, Merger and Sale of Assets," and such failure continues for five business days;

  (6)
  our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

  (7)
  default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X (each, a "significant subsidiary"), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million (or its foreign currency equivalent) in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such default is not cured or waived, or such acceleration is not rescinded within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding, in accordance with the indenture;

  (8)
  certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries; or

  (9)
  a final judgment or judgments for the payment of $25 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

        If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

        Notwithstanding the foregoing and notwithstanding the remedies afforded to the holders of the notes upon the occurrence and continuation of an event of default as set forth under "Description of Debt Securities—Events of Default" in the accompanying prospectus, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to:

  •
  0.25% per annum of the principal amount of the notes outstanding for the first 90 days during which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs; and

  •
  0.50% per annum of the principal amount of the notes outstanding for each day during the next 90 day period during which such event of default is continuing beginning on, and including, the 91st day after such an event of default first occurred.

        If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the redemption price and fundamental change repurchase price, if applicable) of;

  •
  accrued and unpaid interest, if any, on; and

  •
  the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an event of default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

        The indenture will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

        The indenture will provide that if a default occurs and is continuing and is known to the trustee, the trustee must deliver to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee within 30 days after the occurrence thereof, written notice of any events which would constitute a default, their status and what action we are taking or proposing to take in respect thereof.

        This "—Events of Default" section replaces the section of the accompanying prospectus under the heading "Description of Debt Securities—Events of Default" in its entirety.

Modification and Amendment

        Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or extend the stated time for payment of interest on any note;

  (3)
  reduce the principal of or extend the stated maturity of any note;

  (4)
  make any change that adversely affects the conversion rights of any notes;

  (5)
  reduce the redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (6)
  make any note payable in money, or at a place of payment, other than that stated in the note;

  (7)
  change the ranking of the notes; or

  (8)
  make any change in the amendment or waiver provisions that require each holder's consent.

        Without the consent of any holder, we and the trustee may amend the indenture to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor corporation of our obligations under the indenture;

  (3)
  add guarantees with respect to the notes;

  (4)
  secure the notes;

  (5)
  add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

  (6)
  make any change that does not adversely affect the rights of any holder;

  (7)
  in connection with any transaction described under "—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock" above, provide that the notes are convertible into reference property, subject to the provisions described under "—Conversion Rights—Settlement upon Conversion" above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

  (8)
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  (9)
  conform the provisions of the indenture to the "Description of Notes" section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;

  (10)
  provide for the issuance of additional notes;

  (11)
  provide for the appointment of a successor trustee, security registrar, paying agent, bid solicitation agent or conversion agent;

  (12)
  comply with the rules of any applicable securities depositary, including DTC, so long as such amendment does not adversely affect the rights of any holder in any material respect; or

  (13)
  irrevocably elect or eliminate one of the settlement methods and/or irrevocably elect a minimum specified dollar amount.

        Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

        This "—Modification and Amendment" section replaces the section of the accompanying prospectus under the heading "Description of Debt Securities—Modification and Waiver" in its entirety.

Discharge

        We may satisfy and discharge our obligations under the notes and the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

        This "—Discharge" section replaces the section of the accompanying prospectus under the heading "Description of Debt Securities—Discharge of Debt Securities" in its entirety.

Calculations in Respect of Notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. As required by the indenture, we will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

        The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee and the holders as of the time such documents are filed via EDGAR.

Trustee

        U.S. Bank National Association is the trustee, security registrar, paying agent, bid solicitation agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent, bid solicitation agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

        We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

        The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-entry, Settlement and Clearance

The Global Notes

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section is a discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of the notes and any shares of our common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning or disposing of the notes or common stock. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the notes and common stock as "capital assets" (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner's circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or a U.S. holder (as defined below) whose "functional currency" is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, partnerships for U.S. federal income tax purposes, certain former citizens or residents of the United States, persons holding notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code). Finally, the summary does not address the potential application of the Medicare contribution tax, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

        INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

        As used herein, the term "U.S. holder" means a beneficial owner of the notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes, is (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        A "non-U.S. holder" is a beneficial owner of the notes or the common stock into which the notes may be converted (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

        If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note or shares of our common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or shares of our common stock acquired upon conversion of a note that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of owning and disposing of the notes and the shares of our common stock into which the notes may be converted.

U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences relevant to a U.S. holder (as defined above).

  Taxation of Interest

        U.S. holders will be required to recognize as ordinary income the stated interest paid or accrued on the notes, in accordance with their regular method of tax accounting.

        In general, if the stated principal amount of a debt instrument exceeds its issue price by at least a statutorily defined de minimis amount (generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the issue date to maturity), the U.S. holder will be required to include such excess in income as "original issue discount" over the term of the instrument, irrespective of its regular method of tax accounting. We anticipate that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

        We may be required to make payments of special interest to beneficial owners of the notes if we do not make certain filings, as described under "Description of Notes—Events of Default" above. We believe that there is only a remote possibility that we would be required to pay special interest, or that if such special interest were required to be paid, it would be an incidental amount, and therefore we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a note). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. If, contrary to expectations, we pay special interest, although it is not free from doubt, such special interest should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder's regular method of tax accounting. In the event we pay special interest on the notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

  Sale, Exchange, Redemption or Other Taxable Disposition of Notes

        A U.S. holder generally will recognize capital gain or loss if the U.S holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note, the U.S. federal income tax consequences of which are described under "—U.S. Holders—Conversion of Notes" below). The U.S. holder's gain or loss generally will equal the difference between the proceeds received by the U.S holder (other than amounts attributable to accrued but unpaid interest) and the U.S holder's tax basis in the note. The U.S. holder's tax basis in the note generally will equal the amount the U.S holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder's capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income, as described under "—U.S. Holders—Taxation of Interest." The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the U.S. holder has held the note for more than one year, or short-term capital gain or loss if the U.S. holder has held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

  Conversion of Notes

        If a U.S. Holder presents a note for conversion, it may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note, depending upon our chosen settlement method.

        If a U.S. holder receives solely cash in exchange for notes upon conversion, then its gain or loss will be determined in the same manner as if it disposed of the notes in a taxable disposition (as described above under "—U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of Notes").

        A U.S. holder generally should not recognize any gain or loss on the conversion of a note solely into shares of our common stock, except with respect to cash received in lieu of a fractional share of common stock and the fair market value of any common stock attributable to accrued and unpaid interest. The U.S. holder's tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally will equal the tax basis of the converted note. The U.S. holder's holding period in the common stock (other than shares attributable to accrued and unpaid interest) will include the holding period in the converted note.

        The tax consequences of the conversion of a note into a combination of cash and shares of our common stock are not entirely clear. A U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. In such case, the U.S. holder would not be permitted to recognize loss, but would be required to recognize capital gain equal to the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder's tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). The gain recognized by a U.S. holder upon conversion of a note will be long-term capital gain if the U.S. holder held the note for more than one year, or short-term capital gain if the U.S. holder held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The U.S. holder's tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder's holding period in the common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

        Alternatively, the conversion of a note into a combination of cash and shares of our common stock might be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, a U.S. holder's aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis. The U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder's tax basis in the portion of the note treated as redeemed. See "—U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of Notes" above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest). The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder's tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). The U.S. holder's holding period in the common stock (other than shares attributable to accrued interest) would include the holding period in the converted note.

        With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally will recognize gain or loss equal to the difference between the cash received for the fractional share and that portion of the U.S. holder's tax basis in the common stock (determined as discussed below) attributable to the fractional share, which will be long-term capital gain or loss if the U.S. holder held the note for more than one year, or short-term capital gain or loss if the U.S. holder held the note for one year or less, at the time of the conversion. A U.S. holder's basis in a fractional share will be determined by allocating its basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

        Any cash and the value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder will be taxed as ordinary income, as described under "—U.S. Holders—Taxation of Interest." The basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest will begin on the day after they are received.

        A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and subsequently receives a payment of cash interest, as described in "Description of Notes—Conversion Rights—General," should consult its own tax advisor concerning the appropriate treatment of such payment.

        If we undergo a transaction of the type described under "Description of Notes—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock," the conversion obligation may be adjusted so that U.S. holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such transaction had the notes been converted into shares of our common stock immediately prior to such transaction, except that such U.S. holders will not be entitled to receive a make whole premium unless such notes are converted in connection with the relevant fundamental change. Depending on the facts and circumstances at the time of such transaction, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes.

        U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment.

  Distribution

        If, after a U.S. holder acquires shares of our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), the distribution will be treated as a dividend and will be includible in the U.S. holder's income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder's tax basis in its shares of common stock and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it will generally be able to claim a dividends-received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other applicable requirements are satisfied. Subject to certain exceptions, dividends received by certain non-corporate U.S. holders currently are taxed at the preferential rates applicable to long-term capital gains, provided that certain holding period and other applicable requirements are met.

  Constructive Distributions

        As discussed under "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or Notice of Redemption," the terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows beneficial owners of notes to receive more shares of common stock on conversion may increase such beneficial owners' proportionate interests in our earnings and profits or assets. In that case, the beneficial owners of notes may be treated as though they received a taxable distribution in the form of our common stock or additional rights to acquire our common stock. A taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate beneficial owners of notes for distributions of cash or property to our stockholders. If an event occurs that dilutes the interests of stockholders or increases the interests of beneficial owners of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable distribution to beneficial owners of the notes. Conversely, if an event occurs that dilutes the interests of beneficial owners of the notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders in our earnings and profits or assets could be treated as a taxable distribution to the stockholders. Not all changes in the conversion rate that result in beneficial owners of notes receiving more common stock on conversion, however, increase such beneficial owners' proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the beneficial owners' interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive distributions. Any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate would be treated for U.S. federal income tax purposes in the same manner as a distribution on our common stock paid in cash or other property. It would result in a taxable dividend to the beneficial owner to the extent of our current or accumulated earnings and profits (with the beneficial owner's tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated first as a tax-free return of the beneficial owner's tax basis in its note or common stock (as the case may be) and then as capital gain. Beneficial owners should consult their own tax advisors regarding whether any taxable constructive dividend would be eligible for the preferential rates or the dividends-received deduction described in the previous paragraph, as the requisite applicable holding period requirements might not be considered to be satisfied.

  Sale, Exchange or Other Disposition of Common Stock

        A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other disposition of shares of our common stock. The U.S. holder's gain or loss will equal the difference between the proceeds received by the U.S. holder and the U.S. holder's tax basis in the shares of common stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the shares of common stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other disposition of shares of our common stock will be long-term capital gain or loss if the U.S. holder's holding period in the common stock is more than one year, or short-term capital gain or loss if the U.S. holder's holding period in the shares of common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate U.S. holders are currently taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

  Taxation of Interest

        Subject to the discussion below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance Provisions of the HIRE Act," payments of interest on the notes to a non-U.S. holder will generally qualify as "portfolio interest," and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holder certifies its nonresident status as described below.

        The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

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  owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

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  is a "controlled foreign corporation" that is related, directly or indirectly, to us through stock ownership;

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  is a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code.

        In general, a foreign corporation is a controlled foreign corporation if more than 50% (by vote or value) of its stock is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation's voting stock.

        The portfolio interest exemption applies only if the non-U.S. holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form to the applicable withholding agent prior to the payment.

        Special certification rules apply to non-U.S. holders that are pass-through entities.

  Sale, Exchange, Certain Redemptions, Conversion or Other Disposition of Notes or Common Stock

        Subject to the discussion below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance Provisions of the HIRE Act," non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, certain redemptions, conversion or other disposition of notes or shares of our common stock (other than with respect to payments attributable to accrued interest, which will be taxed as described under "—Non-U.S. Holders—Taxation of Interest" above). This general rule, however, is subject to several exceptions. For example, the gain will be subject to U.S. federal income tax if:

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  the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain will be subject to tax as described below under "—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business";

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  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

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  the rules of the Foreign Investment in Real Property Tax Act (or "FIRPTA") (described below) treat the gain as effectively connected with a U.S. trade or business.

        The FIRPTA rules may apply to a sale, exchange, certain redemptions or other disposition of notes or shares of our common stock by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder's holding period for the notes or common stock disposed of), a "U.S. real property holding corporation" (or "USRPHC") for U.S. federal income tax purposes. In general, we would be a USRPHC if the fair market value of interests in U.S. real estate constituted at least 50% of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business. We believe that we currently are not, and will not become in the future, a USRPHC.

  Dividends

        Subject to the discussion below under "—Backup Withholding and Information Reporting," "—Foreign Account Tax Compliance Provisions of the HIRE Act," and "—Income or Gains Effectively Connected with a U.S. Trade or Business," dividends paid to a non-U.S. holder on shares of our common stock received on conversion of a note, including any taxable constructive stock dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under "—U.S. Holders—Constructive Distributions" above) generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on dividends (including any taxable constructive stock dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Dividends on the common stock that are effectively connected with a non-U.S. holder's conduct of a U.S. trade or business are discussed below under "—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business."

  Income or Gains Effectively Connected with a U.S. Trade or Business

        The preceding discussion of the U.S. federal income and withholding tax considerations of the ownership or disposition of notes or shares of our common stock by a non-U.S. holder assumes that the non-U.S. holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on shares of our common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the notes or shares of our common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net-income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the non-U.S. holder's country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax on a net-income basis only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the non-U.S. holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W- 8ECI or properly completed and executed IRS Form W-8BEN or W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a "branch profits tax." The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

        The Code and the U.S. Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. This reporting regime is reinforced by "backup withholding" rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28%.

        Payments of interest or dividends (including constructive dividends) to U.S. holders of notes or shares of our common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the U.S. holder (1) is an exempt payee, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale of notes or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

        The applicable withholding agent must report annually to the IRS the interest and/or dividends (including constructive dividends) paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under "—Non-U.S. Holders—Taxation of Interest" and "—Non-U.S. Holders—Dividends" above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of dividends on our common stock or interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly completed and executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. Payments made to non-U.S. holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

        Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes or common stock under the backup withholding rules generally will be allowed as a refund or can be credited against any U.S. federal income tax liability of the U.S. holder or non-U.S. holder, as applicable, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Provisions of the HIRE Act

        The Foreign Account Tax Compliance provisions of the HIRE Act (commonly known as "FATCA") impose a 30% U.S. withholding tax on certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends ("Withholdable Payments"), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a beneficial owner), unless such institution (i) enters into an agreement with the Treasury Department to collect and provide to the Treasury

Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) satisfies the requirements of an intergovernmental agreement entered into by such institution's country of residence and the United States, or (iii) qualifies for an exception. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

        These withholding requirements generally currently apply to payments of interest and dividends and, after December 31, 2018, to payments of gross proceeds from the sale or other disposition of the notes and shares of our common stock. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Beneficial owners are urged to consult their own tax advisors regarding the possible implications of this legislation on their ownership and disposition of the notes and any shares of our common stock.

UNDERWRITING

        Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as the representatives of the underwriters and the joint book-running managers of this offering. Under the terms of an underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters named below has severally agreed to purchase from us, the principal amount of the notes set forth opposite its name below:

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$200,000,000
Wells Fargo Securities, LLC	100,000,000

Total	$300,000,000

        The underwriting agreement provides that the underwriters' obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement, including:

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  the obligation to purchase all of the notes offered hereby (other than those notes covered by their option to purchase additional notes as described below), if any of the notes are purchased;

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  the representations and warranties made by us to the underwriters are true in all material respects;

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  there is no material change in our business or the financial markets; and

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  we deliver customary closing documents to the underwriters.

Commissions and Expenses

        The underwriters will purchase the notes at the discount from the offering price indicated on the cover of this prospectus supplement and propose initially to offer and sell the notes at the offering price set forth on the front of this prospectus supplement, less a concession not to exceed 1.5% of the principal amount of the notes. After the initial offering of the notes, the offering price at which the notes are being offered may be changed at any time without notice.

        The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total (assuming no exercise of the option to purchase additional notes as described below):

	Per Note	Total
Underwriting discount	2.5%	$7,500,000

        We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $1,000,000.

Option to Purchase Additional Notes

        We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus supplement, from time to time, in whole or in part, to purchase from us, solely to cover over-allotments, up to an additional $45,000,000 aggregate principal amount of the notes at the initial offering price less the underwriters' discount.

Lock-Up Agreements

        We have agreed that, for a period of 60 days after the date of this prospectus supplement, we will not, directly or indirectly, without the prior written consent of Barclays Capital Inc. and Wells Fargo Securities, LLC, on behalf of the underwriters, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock or securities convertible into or exchangeable for shares of our common stock (other than the shares of our common stock issued pursuant to employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs (collectively, "Compensation Plans") existing on the date hereof and disclosed in this prospectus supplement or documents incorporated by reference into this prospectus supplement or pursuant to currently outstanding options, warrants or rights not issued under one of those Compensation Plans), or sell or grant options, rights or warrants with respect to any shares of our common stock or securities convertible into or exchangeable for shares of our common stock (other than the grant of options and other equity awards pursuant to Compensation Plans existing on the date of this prospectus supplement and disclosed in this prospectus supplement or documents incorporated by reference into this prospectus supplement), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of the issuance of shares of our common stock or securities convertible, exercisable or exchangeable into our common stock (other than any registration statement on Form S-8), or (iv) publicly disclose the intention to do any of the foregoing. The foregoing restrictions described in this paragraph will not apply to (i) the sale of the notes in this offering or the issuance by us of any shares of our common stock upon the conversion thereof or (ii) the sale or issuance of or entry by us into a binding agreement to sell or issue shares of our common stock, or the public disclosure of the intention to sell or issue shares of our common stock, in connection with one or more mergers or other acquisitions of businesses, property or other assets, provided that such sale, issuance, entry into a binding agreement or public disclosure is done with the prior written consent of Barclays Capital Inc.

        In addition, for a period of 90 days after the date of this prospectus supplement, each of our directors and executive officers has agreed that, without the prior written consent of Barclays Capital Inc. and Wells Fargo Securities, LLC, on behalf of the underwriters, he or she will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock (including, without limitation, shares of our common stock that may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the SEC and shares of our common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for our common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of the resale of any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing. The foregoing restrictions described in this paragraph will not apply to transfers of shares of our common stock made by our directors or executive officers by gift to members of the directors' or executive officers' family or trusts for the benefit of members of the directors' or executive officers' family provided that (i) the recipient of such gift shall be subject to the terms of the restrictions described in this paragraph to the same extent as the directors and executive officers and

(ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of our common stock, will be required or will be voluntarily made during the 90-day restricted period referred to in this paragraph.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization and Short Positions

        In connection with this offering, the underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of the notes and/or our common stock. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above what it would be in the absence of such activities. The underwriters are not required to engage in any of these activities, and they may end any of them at any time. We and the underwriters make no representation as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes and/or our common stock. In addition, we and the underwriters make no representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire long and/or short positions in such securities and instruments.

Selling Restrictions

        This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the notes or possession or distribution of this prospectus or any other offering or publicity material relating to the notes in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any notes or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of notes by it will be made on the same terms.

European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), an offer to the public of any notes which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive (as defined below):

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  to legal entities which are qualified investors as defined under the Prospectus Directive;

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  by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

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  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

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  it is a qualified investor as defined under the Prospectus Directive; and

  •
  in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the representative of the underwriters has been given to the offer or resale or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such notes to it is not treated under the Prospectus Directive as having been made to such persons.

        For the purposes of this representation and the provision above, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto), and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the "FSMA")) as received in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Residents of Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying base prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL MATTERS

        Morrison & Foerster LLP will pass upon the validity of the notes offered hereby on our behalf. Certain legal matters in connection with his offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of Veeco Instruments Inc. as of and for the year ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Veeco Instruments Inc. at December 31, 2014 and for each of the two years in the period ended December 31, 2014 appearing in Veeco Instruments Inc.'s Annual Report on Form 10-K filed on February 25, 2016 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC's website, www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.veeco.com. We have included the SEC's web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus supplement, information on those websites is not part of this prospectus supplement.

        We previously filed a registration statement and related exhibits on Form S-3 with the SEC on January 10, 2017 under the Securities Act of 1933. The registration statement contains additional information about us and our securities. You may inspect the registration statement and its exhibits without charge at the SEC's public reference room referred to above and obtain copies, at prescribed rates, from the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

  •
  our annual report on Form 10-K for the year ended December 31, 2015 (including portions of our definitive Proxy Statement filed on March 22, 2016 incorporated by reference therein);

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  our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  our current reports on Form 8-K filed on January 4, 2016, February 10, 2016, March 15, 2016, May 6, 2016, July 22, 2016 and October 5, 2016 (in each case, other than information that is furnished but deemed not to have been filed and the exhibits filed on such form that relate to such portions); and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on November 18, 1994, and any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

        We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Gregory A. Robbins at Veeco Instruments Inc., Terminal Drive, Plainview, New York 11803. Our telephone number is (516) 677-0200.

PROSPECTUS

VEECO INSTRUMENTS INC.
Common Stock
Debt Securities

        Veeco Instruments Inc. may offer and sell from time to time in one or more offerings its common stock and debt securities. Our common stock is listed on The NASDAQ Global Select Market under the symbol "VECO." On January 9, 2017, the last reported sales price of our common stock was $29.10 per share.

        This prospectus describes the general terms of our common stock and debt securities and the general manner in which we will offer our common stock and debt securities. Each time we offer and sell these securities, we will prepare a prospectus supplement describing the offering and the specific terms of the securities. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

        We may offer and sell our common stock or debt securities, on a continuous or delayed basis, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any agents or underwriters are involved in the sale of any of the common stock or debt securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See "About This Prospectus" and "Plan of Distribution" for more information.

        Investing in our securities involves certain risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 3 of this prospectus and those included or incorporated by reference into the applicable prospectus supplement and in the other information that we file with the Securities and Exchange Commission before making your investment decision.

        The address of our principal executive offices is Terminal Drive, Plainview, New York 11803, and our telephone number at our principal executive offices is (516) 677-0200.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 10, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. By using a shelf registration statement, we may sell, from time to time and in one or more offerings, any combination of the securities described herein. This prospectus provides you with a general description of the securities we may offer. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        The information in this prospectus is not complete and may be changed. We have not authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus. We are not offering for sale any securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus is accurate as of the date of the applicable document. Our business, financial condition, and results of operations may have changed since that date.

        Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to "Veeco," "we," "us," "our," or similar references are to Veeco Instruments Inc., including its consolidated subsidiaries.

        References in this prospectus to "$" and "dollars" are to the currency of the United States of America.

ABOUT VEECO INSTRUMENTS INC.

        We create process equipment that enables technologies for a cleaner, more productive and connected world. We design, develop, manufacture, market, and service thin film process equipment to meet the demands of key global trends such as improving energy efficiency, enhancing mobility, and increasing connectivity. Our equipment is used to make electronic devices which enable these trends, including light emitting diodes, micro-electromechanical systems, or MEMS, wireless devices, power electronics, hard disk drives and semiconductors.

        We develop highly differentiated, "best-in-class" equipment for critical performance steps in thin film processing. Our products provide leading technology solutions with competitive cost-of-ownership. Core competencies in advanced thin film technologies and decades of specialized process know-how help us stay at the forefront of these rapidly advancing industries.

        Our portfolio of technology solutions sell into four key market areas: Lighting, Display & Power Electronics; Advanced Packaging, MEMS & Radio Frequency; Scientific & Industrial; and Data Storage.

        Veeco was organized as a Delaware corporation in 1989. Our headquarters are located at Terminal Drive, Plainview, New York 11803, and our telephone number is (516) 677-0200. We have sales and service operations across the Asia-Pacific region, Europe and North America to address our customers' needs. Our website is www.veeco.com. The information on our website is not incorporated by reference into this prospectus or any applicable prospectus supplement.

 FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. You may find these statements by looking for words such as "believe," "anticipate," "expect," "estimate," "target, "plan," "intend," "will," or other similar expressions relating to the future.

        All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in Items 1, 1A, 3, 7 and 7A in our annual report on Form 10-K for the year ended December 31, 2015, which is incorporated in this prospectus by reference, as well as any modifications or revisions to risk factors contained in our subsequent filings with the SEC. See "Where You Can Find More Information" below for information about how to obtain a copy of our annual report.

        You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

        All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. You should consider carefully the risk factors identified in any applicable prospectus supplement and in any related free writing prospectus that we have authorized for use in connection with a specific offering, as well as in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings we make from time to time with the SEC, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses that we have authorized for use in connection with a specific offering before deciding whether to purchase our securities. See "Where You Can Find More Information."

USE OF PROCEEDS

        Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities for general corporate purposes, including working capital, capital expenditures, acquisitions and other business opportunities. Although we currently have no commitments or agreements to acquire or invest in complementary businesses, technologies or other intellectual property, our management will have broad discretion as to the allocation of the net proceeds received in any offering and may use these proceeds for those purposes in the future.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

		Year Ended
	Nine Months Ended Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2011
Ratio of earnings (loss) to fixed charges(1)	(148.5)	(17.6)	(52.3)	(44.5)	15.3	50.5

(1)
For the years ended December 31, 2015, 2014 and 2013, earnings were insufficient to cover fixed charges by approximately $23 million, $78 million and $71 million, respectively. For the years ended December 31, 2012 and 2011 there was no insufficiency of earnings to cover fixed charges. For the nine months ended September 30, 2016, earnings were insufficient to cover fixed charges by approximately $115 million.

DESCRIPTION OF COMMON STOCK

        The following summary of our common stock and certain provisions of Delaware law are qualified in their entirety by reference to our amended and restated certificate of incorporation, our fifth amended and restated bylaws and the General Corporation Law of the State of Delaware.

General

        We are authorized to issue 120,000,000 shares of common stock, par value $0.01 per share, of which approximately 40,608,880 shares were outstanding on January 9, 2017. Our common stock trades on The NASDAQ Global Select Market under the symbol "VECO."

Voting and Other Rights

        Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulate votes for the election of directors. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters; however, the election of directors requires a plurality of votes cast.

        In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

        Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights and is not subject to further calls or assessments by Veeco. All the outstanding shares of our common stock are validly issued, fully paid, and nonassessable.

Anti-Takeover Provisions

        Provisions of Delaware law, our amended and restated certificate of incorporation and our fifth amended and restated bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions include:

  •
  "blank check" preferred stock,

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  a classified board of directors, and

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  certain certificate of incorporation and bylaw provisions.

        Our board of directors has the authority to issue up to 500,000 shares of preferred stock and to fix the rights (including voting rights), preferences and privileges of these shares ("blank check" preferred). Such preferred stock may have rights, including economic rights, senior to our common stock. As a result, the issuance of the preferred stock could have a material adverse effect on the price of our common stock and could make it more difficult for a third party to acquire a majority of our outstanding common stock.

        Our board of directors is divided into three classes with each class serving a staggered three-year term. The existence of a classified board will make it more difficult for our shareholders to change the composition (and therefore the policies) of our board of directors in a relatively short period of time.

        We have adopted certain certificate of incorporation and bylaw provisions which may have anti-takeover effects. These include: (a) requiring certain actions to be taken at a meeting of shareholders rather than by written consent, (b) limiting the maximum number of directors, and (c) providing that directors may be removed only for "cause." These measures and those described above may have the effect of delaying, deferring or preventing a takeover or other change in control of Veeco that a holder of our common stock might consider in its best interest.

        In addition, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

Dividends

        We have not paid dividends on our common stock. We intend to retain future earnings for the development of our business and, therefore, do not anticipate that the board of directors will declare or pay any dividends on the common stock in the foreseeable future. The board of directors will determine future dividend policy, in its sole discretion, based on our consolidated results of operations, financial condition, capital requirements and other circumstances.

Transfer Agent

        American Stock Transfer & Trust Company, LLC acts as the transfer agent and registrar for our common stock.

 DESCRIPTION OF DEBT SECURITIES

        The following text describes the general terms and provisions of debt securities that we may offer from time to time. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in any applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer either senior debt securities or subordinated debt securities. The senior debt securities and subordinated debt securities are together referred to in this prospectus as the "debt securities." Unless otherwise specified in any applicable prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. See "—Subordination" below.

        The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. The indenture is referred to in this prospectus as the "indenture." The indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt we may issue. We have summarized the general terms and provisions of the debt securities to be governed by the indenture. The summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture and the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The indenture has been filed as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. We encourage you to read the indenture. Capitalized terms used in this description of our debt securities have the meanings ascribed to them in the indenture.

General

        The terms of each series of debt securities will be established by our board of directors or a committee thereof and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

        We can issue debt securities under the indenture in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may without the consent of the holders of the debt securities of that series reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and the following terms of such debt securities:

  •
  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, and premium and interest on, the debt securities will be payable;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in certificated or "book-entry only" form;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

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  if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any collateral securing or guarantees of payments of principal of, or premium or interest on, the debt securities;

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  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any conversion provisions, including the conversion rate, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion rate and provisions affecting conversion if such series of debt securities is redeemed;

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  whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

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  any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

  •
  any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a "book-entry debt security"), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the trustee, of a new certificate to the new holder.

Covenants

        We will set forth in the applicable prospectus supplement any financial or restrictive covenants applicable to any issue of our debt securities.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into any other person, engage in a statutory share exchange, or convey, transfer or lease all or substantially our properties and assets substantially as an entirety to any person (a "successor person") unless:

  •
  we are the continuing corporation or the successor person (if other than Veeco) is organized and validly existing under the laws of the U.S. and expressly assumes our obligations on the debt securities and under the indenture; and

  •
  at the time of the transaction, no Event of Default shall have occurred and be continuing and no event, which after notice or lapse of time, would become an Event of Default.

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of principal of or premium, if any, on any security of that series at its maturity, or otherwise;

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  failure to perform or observe any other term, covenant or agreement in that series of debt securities or the indenture for a period of 60 days after we receive written notice from the trustee or Veeco and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Veeco or any of its Significant Subsidiaries; and

  •
  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security reasonably satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of each fiscal year, to deliver to the trustee a statement as to compliance with the indenture.

Modification and Waiver

        We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

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  to cure any ambiguity, omission or inconsistency or correct or supplement any defective provision, provided that such modification or amendment does not adversely affect the interests of the holders of any series of debt securities in any material respect;

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  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

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  to provide for uncertificated securities in addition to or in place of certificated securities;

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  to surrender any of our rights or powers under the indenture;

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  to add covenants for the benefit of the holders of debt securities of any series;

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  to provide for conversion rights of holders of any series of debt securities if any reclassification or change of our common stock or any consolidation, merger, statutory share exchange or other business combination or sale of substantially all of our assets occurs;

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  to comply with the applicable procedures of the applicable depositary so long as such amendment does not adversely affect the rights of any holder of a series of debt securities in any material respect;

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  to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

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  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of interest (including additional interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  modify the subordination provisions of any series of debt securities in a manner adverse to the holders thereof.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Debt Securities

        When all outstanding debt securities of any series will become due and payable within one year of their stated maturity and we have deposited with the trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may discharge our obligations under the indenture with respect to such debt securities while they remain outstanding.

No Personal Liability of Directors, Officers, Employees or Stockholders

        None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the indenture.

        The indenture and provisions of the Trust Indenture Act, which are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate the conflict or resign. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default shall occur (and be continuing), the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent person in the conduct of such person's affairs. Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

 PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus from time to time in one or more transactions:

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  to purchasers directly;

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  to underwriters for public offering and sale by them;

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  through agents;

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  through dealers; or

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  through a combination of any of the foregoing methods of sale.

        We may distribute the securities from time to time in one or more transactions at:

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  a fixed price or prices, which may be changed;

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  market prices prevailing at the time of sale;

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  prices related to such prevailing market prices; or

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  negotiated prices.

Direct Sales

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To Underwriters

        The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at the market offering of securities by or on our behalf.

        Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Through Agents and Dealers

        We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

        If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

        The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

        The names of any agents, dealers or managing underwriters, and of any underwriters, involved in the sale of the securities under this prospectus and the applicable agent's commission, dealer's purchase price or underwriter's discount or commission as well as the net proceeds to us from the sale of securities will be set forth in a prospectus supplement. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in a prospectus supplement.

        Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Unless we indicate differently in a prospectus supplement, other than our common stock, which is listed on the NASDAQ Global Select Market, we will not list the securities on any securities exchange and the securities will be a new issue of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

 LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement, the legality of the securities offered hereby will be passed upon for Veeco Instruments Inc. by Morrison & Foerster LLP. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule of Veeco Instruments Inc. as of and for the year ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Veeco Instruments Inc. at December 31, 2014 and for each of the two years in the period ended December 31, 2014 appearing in Veeco Instruments Inc.'s Annual Report on Form 10-K filed on February 25, 2016 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC's website, www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.veeco.com. We have included the SEC's web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

        We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

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  our annual report on Form 10-K for the year ended December 31, 2015 (including portions of our definitive Proxy Statement filed on March 22, 2016 incorporated by reference therein);

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  our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016;

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  our current reports on Form 8-K filed on January 4, 2016, February 10, 2016, March 15, 2016, May 6, 2016, July 22, 2016 and October 5, 2016 (in each case, other than information that is furnished but deemed not to have been filed and the exhibits filed on such form that relate to such portions); and

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  the description of our common stock contained in our Registration Statement on Form 8-A filed on November 18, 1994, and any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

        We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Gregory A. Robbins at Veeco Instruments Inc., Terminal Drive, Plainview, New York 11803. Our telephone number is (516) 677-0200.

$300,000,000

Veeco Instruments Inc.

2.70% Convertible Senior Notes due 2023

Prospectus Supplement

January 11, 2017

Barclays

Wells Fargo Securities